EXHIBIT 99.2

Inuvo, Inc. Year End 2024 February 27, 2025

Operator Comments:

Good afternoon, and welcome to INUVO’s 2024 Year End Conference Call. Today’s conference is being recorded. Ms. Natalya Rudman of Crescendo Communications, please go ahead.

Natalya Rudman (Investor Relations) Comments:

Thank you, operator, and good afternoon.

I’d like to thank everyone for joining us today for the INUVO fourth quarter and year end 2024 shareholder update call. Today, INUVO’s Chief Executive Officer Richard Howe and Chief Financial Officer Wally Ruiz will be your presenters on the call.

We would also like to remind our shareholders that we plan to file our 10-K with the Securities and Exchange Commission this evening.

Before we begin, I’m going to review the Company’s Safe Harbor statement. The statements in this conference call that are not descriptions of historical facts are forward-looking statements relating to future events and, as such, all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. When used in this call, the words anticipate, could, enable, estimate, intend, expect, believe, potential, will, should, project, and similar expressions as they relate to INUVO, Inc., are, as such, a forward-looking statement.

1

Inuvo, Inc. Year End 2024 February 27, 2025

Investors are cautioned that all forward-looking statements involve risks and uncertainties which may cause actual results to differ from those anticipated by INUVO at this time. In addition, other risks are more fully described in INUVO's public filings with the US Securities and Exchange Commission, which can be reviewed at www.sec.gov.

The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events, or circumstances after the date hereof that bear upon forward-looking statements.

In addition, today's discussion will include references to non-GAAP measures. The Company believes that such information provides an additional measurement and consistent historical comparison of its performance. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is available in today's news release on our website.

With that, I’ll now turn the call over to CEO Richard Howe.

Richard Howe (CEO) Comments:

Thank you, Natalya, and welcome everyone. We're thrilled to announce a record-breaking fourth quarter, ending December 31, 2024. We achieved 26% year-over-year growth, generating $26.2 million in revenue – our largest quarter ever.

Importantly, we also delivered positive net income and adjusted EBITDA within the quarter. This strong Q4 performance validates our continued investment in proprietary technologies, especially our large language generative AI, IntentKey.

2

Inuvo, Inc. Year End 2024 February 27, 2025

In 2024, Inuvo achieved a 13.4% revenue increase, reaching approximately $84 million. As Wally will elaborate, the net loss, adjusted EBITDA, gross profit, and operating cash flows all improved year-over-year. This solid performance, capped by a strong finish, positions Inuvo for an even stronger 2025, which I'll discuss further in my closing remarks.

INUVO's success in achieving key objectives during 2024 has laid the foundation for continued and accelerated growth in 2025.

For Platform Clients, the focus in 2024 was on enhancing the support and technologies we provide in a manner that aligns to their evolving marketplace.

By late 2023, this roughly $10 billion market we serve was undergoing major shifts—changes we had anticipated and prepared for as early as 2022. Many of our competitors built their businesses around advertising policies that were being phased out.

As a smaller, more agile company, we had the advantage of innovating for the future as opposed to overhauling technology and infrastructure designed for the past. This forward- thinking approach fueled our growth throughout 2024.

As we entered 2024, our Platform clients began prioritizing richer, more engaging experiences for both users and advertisers. Our background in publishing gave us a unique edge in helping them achieve these goals. We integrated AI tools into our internal systems to streamline and enhance how these experiences were created and delivered.

With a long history of shaping high-quality digital environments, we moved quickly to provide relevant, immersive, and in-market experiences that connected our Client’s advertisers with engaged audiences.

Beyond delivering better experiences, our deep expertise in behavior analytics and artificial intelligence further strengthened our position. By analyzing how users interacted with websites designed to meet our Client’s requirements, we were able to refine our approach and optimize engagement, navigation, and interaction. These insights translated into stronger outcomes for our Platform clients and ultimately, better quality leads for advertisers and higher revenue for Inuvo.

3

Inuvo, Inc. Year End 2024 February 27, 2025

This fusion of experience, design and behavioral analytics positioned us as a key player in a rapidly transforming market and the results speak for themselves. In 2024, for our Platform clients, we successfully delivered roughly 89 million ad-clicks, an increase of 60% year-over-year. The largest industries served included Travel, eCommerce, Automotive and Business Software & Tools.

As the market continues to realign, our 2024 investments in services and technology will drive even greater opportunities in 2025 and beyond. With this strong momentum behind us, we are well-positioned to capitalize on these shifts and further expand our market share.

For our Agency & Brand Clients, the focus was on enhancing our go-to-market strategy, growing our client base while strengthening our AI competitive advantage.

In 2024 we deepened engagements with existing Brands while onboarding 33 new brands and achieving exceptional results across the board. Our retention rate for existing Agency & Brand clients year-over-year was 85% and performance across those clients exceeded KPIs on average by 42%. We successfully secured a contract with one of the largest retailers in the world and are contuining toscale.. Additionally, we realized a 40% increase in our average order size.

In 2024, we streamlined operations and empowered clients and prospecting teams. We reorganized client-facing personnel into dedicated PODs, each comprised of a campaign manager, account manager, and a solutions engineer who collectively now provide clients with a better experience.

We made significant investments in education, empowering our teams at every level. Sellers became smarter and better equipped to provide consultative selling support, while account managers evolved beyond performance recaps, delivering true campaign insights that helped clients make better marketing decisions.

4

Inuvo, Inc. Year End 2024 February 27, 2025

Additionally, we doubled down on the marketing of Inuvo, ensuring that our brand was at the center of discussions around AI, advertising, and programmatic media. By actively engaging in industry conversations, we strengthened our position as a thought leader and reinforced our competitive edge.

We had over 3,000 media mentions in 2024, including a recent exclusive article written by AdExchanger related to the enhancement of our IntenKey self-service platform. Our subscriber base also grew to nearly 10,000 for our twice-monthly newsletter.

We made a number of significant technological advancements in 2024, most notably with the enhancements to the Intentkey Self-Serve Platform. This groundbreaking innovation democratizes advertising by allowing anyone to describe their target audience in simple terms. Our AI then instantly builds and executes a custom audience model. Forget about complex analytics, data segmentation, cookies, and onboarding – simply tell our AI what you want, and it intelligently expands and adapts your audience in real-time. This is truly the most empowering innovation in advertising to date.

Addressing the second most important challenge facing marketers in 2024, we worked on automating and deploying our proprietary AI for media measurement. With growing privacy concerns, identifying and targeting the right audience across channels while accurately measuring campaign effectiveness is now paramount. Our client proven algorithms provide a solution to these challenges, and are now integrated directly into our product suite.

Another key achievement in 2024 was expanding the revenue potential of our AI through an internal project called ConceptBricks. This initiative structured our AI's knowledge into modular "bricks" that could be associated with each concept the AI understands, enabling flexibility through the development of an API.

5

Inuvo, Inc. Year End 2024 February 27, 2025

We are currently exploring some potential beta clients for this promising new revenue stream, but in the interim, it has facilitated product launches like our recent self-serve platform enhancements and will further enable a number of technological enhancements within our core market in 2025.

And finally, for the past two years, we've discussed the growing trend toward consumer privacy in our industry, driven by both legislation and technology. While these changes are likely to accelerate demand for privacy-focused solutions like IntentKey, our success has never been dependent on them given our performance relative to conventional AdTech.

The remaining holdout on privacy has been the Chrome browser, where tracking remains prevalent. While Google hasn't officially announced plans, industry consensus suggests they may offer users a one-time opportunity to opt-into cookie tracking in 2025 in a similar manner Apple did with App tracking. This shift, if enacted, is likely to strengthen the opportunity for the IntentKey.

At this time, I would now like to turn the call over to Wally for a more detailed assessment of our financial performance within the quarter.

Ruiz (CFO) Comments:

Thank you, Rich, and good afternoon. We delivered an outstanding quarter, marked by significant revenue growth, new clients, and improved cash efficiency. Our continued focus on innovation, client partnerships, and financial management drove strong performance across all key metrics.

Inuvo reported revenue of $26.2 million for the fourth quarter of 2024, a 26% increase over the $20.8 million in the fourth quarter last year. We saw growth in both client categories, Agencies & Brands and Platforms.

6

Inuvo, Inc. Year End 2024 February 27, 2025

We had strong demand for our services from Platform clients. Platform revenue was approximately $21 million. New products that launched last year, emphasizing improved technology, quality content, and compliance, fueled revenue growth. Agencies & Brands revenue was approximately $5 million in the fourth quarter of 2024. The growth in revenue was driven primarily by the signing of 33 new clients during 2024. The reorganization of our Go-To-Market and support teams contributed to the higher Agencies & Brands revenue in the quarter. We expect the revenue mix from Agencies & Brands and Platforms to continue relatively stable in 2025.

Cost of revenue increased to $4.4 million, up from $2.6 million in Q4 2023, primarily due to higher Agencies & Brands revenue and a new campaign with one of our Platform clients. Cost of revenue is primarily composed of media payments made on behalf of our Agencies & Brands clients and to a lesser extent includes payments made to website publishers and app developers that host our advertisements.

We reported a gross profit of $21.8 million, 20% higher compared to $18.2 million for the same quarter last year. However, gross margin declined a bit to 83.1% in Q4 of 2024 compared to 87.3% last year. The decrease in gross margin was due partially to a new campaign with a Platform client. We anticipate a small decline in gross margin in 2025 due to increasing revenue from the Platform client.

Operating expenses for the fourth quarter of 2024 totaled $21.5 million, compared to $20.6 million for the same period last year.

Marketing costs, primarily media costs incurred on behalf of clients, were $17.1 million in the fourth quarter of 2024 compared to $15.2 million in the same quarter last year. Marketing costs were higher because of higher Platform revenue.

7

Inuvo, Inc. Year End 2024 February 27, 2025

Compensation expense decreased in the fourth quarter of 2024 to $2.7 million compared to $3.6 million in the same quarter last year. The lower compensation expense was due primarily to lower incentive accrual and to a lesser extent lower commission expense and payroll.

At the end of the second quarter, we streamlined operations by eliminating 13 redundant positions. Our total employment, both full- and part-time, was 81 at the end of the fourth quarter of 2024 compared to 93 at the end of 2023. Our 2025 budget includes hiring seven additional employees to support growth.

General and administrative expense for the fourth quarter of 2024 declined slightly to $1.7 million from $1.8 million last year, reflecting lower travel and entertainment expense and lower amortization expense.

Net interest expense was approximately $103 thousand in the fourth quarter of 2024 compared to a net interest income of approximately $8 thousand last year due to higher borrowing within quarters.

Net income in the fourth quarter of 2024 was $141 thousand compared to a net loss of $2.4 million for the same period last year.

Adjusted EBITDA in the fourth quarter of 2024 improved by  $2.4 million to  $1.2 million compared to a loss of $1.2 million in the prior year.

As of December 31, 2024, we had cash and cash equivalents of $2.5 million. In July 2024, we secured a $10 million asset-based working capital line of credit, and as of December 31, there was no debt outstanding.

Our capital structure is composed of 141 million common shares outstanding and 13 million employee restricted stock units outstanding.

Effective cash management allowed us to reduce cash burn by $2.6 million in 2024 compared to the prior year and we expect to generate cash in the second half of 2025.

8

Inuvo, Inc. Year End 2024 February 27, 2025

Before I return the call to Rich, I’d like to point out that for the full year 2024, revenue increased 13%, gross profit increased 13%, net loss decreased 45%, Adjusted EBITDA loss improved sixfold and net cash provided by operating activities was $230thousand, a $2.8 million improvement over net cash used by operating activities in 2023.

Now, I’d like to turn the call back to Rich for closing remarks.

Richard Howe (CEO) Closing Comments:

Thanks, Wally.

We achieved 26% growth in the 4th quarter of 2024 and 13% growth for the fiscal year 2024. Over the last 18 quarters, we’ve had a roughly 7% compounded quarterly growth rate. All financial metrics improved year-over-year and we hit another all-time revenue high of $26.2 million in Q4 2024 with positive net income and we entered 2025 with trailing twelve-month revenue of roughly $84 million.

Our upgraded self-serve platform now puts the vast knowledge of our AI directly into the hands of marketers of any caliber. Trained on hundreds of billions of pages of content, this enhanced capability has the potential to significantly boost our bottom line as we scale adoption.

Building on strong momentum, unaudited January and February results point to continued strength. Consequently, we project first-quarter 2025 revenue growth to be roughly 40% year-over-year.

9

Inuvo, Inc. Year End 2024 February 27, 2025

Finally, I’d like to thank Charles Morgan, who has decided to retire from our Board of Directors. Charles has been a director since 2009 and remains an Inuvo shareholder. Charles has also been an instrumental voice in the strategy and vision of the company. His judgement and counsel will be missed.

I am also delighted to announce that Rob Buchner will be joining our Board. Rob's successful entrepreneurial ventures, vast relationships and impressive leadership background at prominent agencies, including Campbell Mithun and Fallon Worldwide where he was CEO and CMO, makes him a strong addition.

I will now turn the call over to the operator for questions. Operator?

Richard Howe Final Comments:

I would like to thank everyone who joined us on today’s call. We appreciate your continued interest in our company.

10